                                                                   EXHIBIT 10.10

COMMERCIAL LEASE AGREEMENT

THIS AGREEMENT OF LEASE (the "Lease") is entered into between EAST COLLINS, L.P., a Texas limited partnership, as Landlord, and CHORUM TECHNOLOGIES, INC., a Delaware corporation, as Tenant, in consideration of the terms, provisions and covenants provided hereinafter, to be effective the 10th day of October, 2000.

Article I: Basic Provisions

1.01. Landlord. East Collins, L.P., a Texas limited partnership, located at c/o Devcor Equities, Inc., 100 Alexis Nihon Blvd., Suite 290, St. Laurent, Quebec, Canada H4M 2N7.

1.02. Tenant. Chorum Technologies, Inc., a Delaware corporation, located at 1089
E. Collins Blvd., Richardson, Texas  75081.

1.03. Premises. The demised premises of the Lease shall include a single building, known as 1089 East Collins (the "Building"), consisting of approximately 64,155 square feet of space, and located at 1089 E. Collins Blvd., Richardson, Texas 75081, and that certain tract of land more particularly described on Exhibit A hereto (the "Land"), on which the Building is situated, together with all other existing improvements located on the Land. The Building, the Land and all improvements thereto are referred to hereinafter together as the "Premises," as is reflected on Exhibit B hereto.

1.04. Base Rent. The Base Rent for the primary term of the Lease shall be $4,041,765.00, to be paid in monthly installments of $48,116.25 ("Rent"), as provided hereinafter in Section 3.02, plus an additional pro rata amount for a partial month if the Rental Commencement Date should commence on any day other than the first day of a month.

1.05. Lease Term. The primary term of the Lease shall commence with the execution and delivery of the Lease by both Landlord and Tenant, at which time Tenant will be given immediate access to the Premises to commence its improvements to the Premises and all obligations of the parties under the Lease shall commence, except for the payment of monthly Rent, as provided hereinafter, and. shall expire seven (7) years from the first day of the first month following the Rental Commencement Date, as provided hereinafter; provided however that, if such Rental Commencement Date is the first day of a month, such term shall continue thereafter to and including the date which is seven (7) years from such Rental Commencement Date.

1.06. Rental Commencement Date. The earliest of (a) January 1, 2001, (b) ninety
(90) days after the effective date of this Lease, or (c) thirty (30) days after
(i) the Phase I assessment (Section 13.05 herein) is completed reflecting no environmental deficiencies requiring remediation or (ii) the satisfactory completion of remediation work arising from the Phase I assessment. The first month's Rent ($48,116.25) to be paid by Tenant to Landlord with Tenant's execution and delivery of the Lease to Landlord for execution by Landlord.

1.07. Security Deposit. $48,116.25, to be paid by Tenant to Landlord in addition to the first month's Rent with Tenant's execution and delivery of the Lease to Landlord for execution by Landlord.

1.08. Reimbursed Expenses. To the extent set forth in Article VII hereof, Tenant to reimburse Landlord for all costs incurred by Landlord relating to the management, maintenance, repair and operation of the Premises, as well as all costs of insurance required to be maintained by Landlord hereunder.

1.09. Taxes. All ad valorem taxes on the Premises incurred by Landlord to be reimbursed by Tenant. Tenant to pay all taxes on Tenant's property.

1.10. Utilities. All utilities servicing the Premises to be paid by Tenant.

1.11. Landlord Improvements/Allowance. Landlord to re-stripe parking lot, paint exterior of Building and provide a monetary allowance to Tenant, as provided more specifically hereinafter, for Tenant's improvements to the Premises.

1.12. Permitted Use. General office, light manufacturing, warehousing and distribution of various products (not including foodstuffs, cosmetics or chemical-related products) which do not generate undesirable or excessive noise, traffic, odors or other nuisances.

Article II: Grant of Premises and Term

2.01. Lease Grant. In consideration of the mutual obligations and covenants herein, Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord, subject to the terms, conditions and provisions herein.

2.02. Term. The term of this Lease shall be for a period commencing on the effective date of this Lease and expiring approximately seven (7) years after the Rental Commencement Date, as is more specifically set forth in Sections 1.05 and 1.06 herein.

2.03. Holding Over. Tenant shall vacate and deliver possession of the Premises to Landlord in good, clean condition, ordinary wear and tear excepted, and with all hazardous materials and other adverse environmental conditions, caused by Tenant, its agents, contractors, employees and invitees, abated in accordance with applicable law, on or before the expiration date of the Lease. Absent written agreement by Landlord to the contrary, if Tenant should fail to vacate the Premises of the Lease on or before the expiration date, Tenant's occupancy shall be on a day-to-day basis and the Rent due during the holdover period shall be on a per diem basis at a rate equal to one hundred fifty percent (150%) of the Rent due for the last full month of the primary term of the Lease. In the event that Tenant should hold over beyond the expiration date, Landlord shall have the right to commence legal eviction proceedings after three (3) days prior written notice to Tenant and to recover all attorney's fees and costs incurred by Landlord as a result of any such proceedings.

2.04. Option to Renew. Landlord hereby grants to Tenant one (1) option to renew the Lease for an additional five (5) years at a rental rate to be determined by multiplying the initial rental rate of $9.00 per square feet by a fraction, the numerator of which shall be the Consumer Price Index for the Dallas-Fort Worth metropolitan area promulgated by the United States Department of Labor (the "CPI") for September, 2007, and the denominator of which shall be the CPI for September, 2000. However, under no circumstances shall the rental rate for the renewal term be less than the rental rate for the last month of the primary term of the Lease. If Tenant should exercise this option to renew, all other obligations, conditions and provisions of the Lease shall continue as provided herein or as may be amended by subsequent written agreement of Landlord and Tenant. In order to exercise this option to renew, Tenant must deliver to Landlord written notice of Tenant's exercise of the option, which must be actually received by Landlord at least one hundred eighty (180) days prior to the expiration of the primary term of the Lease.

Article III: Rent and Security Deposit

3.01. Initial Rent Payment. With the execution and delivery of this Lease by Tenant to Landlord, Tenant shall pay to Landlord the sum of $48,116.25 as payment of the first (lst) month of the Lease.

3.02. Monthly Rent. Beginning with the second (2nd) month of the Lease, and continuing thereafter each month through the last month of the Lease, Tenant shall pay to Landlord monthly Rent in the amount of $48,116.25 on or before the first (lst) day of each month.

3.03. Manner of Payment. All payments of Rent shall be made payable to Landlord ("East Collins, L.P. ") and delivered to Landlord's managing agent, Columbine United Cos., at 6757 Arapaho Road, Suite 711, LB 386, Dallas, Texas 75248, or to such other person, entity or address which Landlord may direct by written notice to Tenant.

3.04. Good Funds. If, for whatever reason whatsoever, any two (2) or more payments for Rent by check from Tenant should be dishonored by Tenant's bank and returned unpaid, Landlord may for a period of twelve (12) months thereafter require Tenant to make payments of Rent with good funds, i.e., by cash, certified check, cashier's check or money order, in which event during such twelve (12) month period the delivery of Tenant's company check will no longer constitute the payment of Rent due and any such payment, not by good funds, may be rejected by Landlord. Any acceptance by Landlord of a payment of Rent by Tenant's company check during such twelve (12) month period shall not be construed as a waiver of Landlord's right to require the payment of Rent with good funds.

3.05. Security Deposit. With the execution and delivery of this Lease by Tenant to Landlord, Tenant shall pay to Landlord the additional sum of $48,116.25 to be credited by Landlord as a security deposit for the balance of the term of the Lease, which deposit shall be available to Landlord, if Landlord chooses to do so, after the notice and cure periods provided in Article X herein, to cure any monetary defaults of Tenant under the Lease and to reimburse Landlord for any physical damages to the Premises beyond ordinary wear and tear at the expiration or early termination of the Lease. If Landlord should elect to use any portion of the security deposit, Tenant shall replenish the security deposit in like amount within ten (10) days of receipt of written demand from Landlord. No interest shall accrue or be paid on the security deposit, and Landlord shall have: no obligation to segregate the security deposit from other Landlord funds or accounts. Upon the expiration or any early termination of the Lease, not resulting from Tenant's default, and after Tenant has vacated the Premises in good, clean condition, Landlord shall refund to Tenant the unused portion of the security deposit within thirty (30) days after the expiration or termination date or thirty (30) days after receipt of written notice from Tenant as to what address to send the security deposit, whichever is later.

Article IV: Condition of Premises and Initial Improvements

4.01. Condition of Premises. Tenant agrees to take the Premises of the Lease in "as is" condition, subject only to the initial improvements to be provided by Landlord as set forth hereinafter, punch list items relating to such improvements and any latent defects.

4.02. Environmental. Landlord agrees to provide to Tenant the most recent report in Landlord's possession addressing the environmental condition of the Premises, and Tenant shall have no responsibility to remediate any pre-existing adverse environmental conditions of the Premises. As provided hereinafter in Article XHI, Tenant shall be responsible for any adverse environmental conditions which may develop during the term of the Lease arising out of Tenant's occupancy and use of the Premises.

4.03. Landlord Improvements. Landlord shall, at Landlord's sole expense, (i) re-stripe the parking lot of the Premises and (ii) paint the exterior of the Building with a color to be reasonably approved by Tenant. Upon the final execution and delivery of the Lease by both Landlord and Tenant, Landlord shall proceed to contract for the foregoing improvements and commence said work as soon as is reasonably possible.

4.04. Landlord Allowance .Landlord shall provide to Tenant a monetary allowance in the amount of $442,000.00 as Landlord's contribution to Tenant's improvements to the Premises, which allowance shall be paid to Tenant upon the substantial completion of Tenant's improvements to and occupancy of the Premises, except as otherwise provided in Section 13.05 herein.

4.05. Tenant Improvements. Other than the improvements by Landlord set forth in
Section 4.03 herein, Tenant at its sole expense shall be responsible for the installation of a new roof and HVAC system (not less than 300 tons) to the Building, pursuant to such plans and specifications to be approved in advance by Landlord, consent not to be unreasonably withheld or delayed, and such other initial improvements to the Premises, both interior and exterior, as Tenant considers appropriate, but subject to Landlord's approval as provided hereinafter. In that regard, prior to the commencement of any improvements by Tenant, Tenant shall, as may be necessary or desirable, engage space planners, design engineers and/or architects of its choosing to provide all architectural, engineering, mechanical and space planning plans and specifications for Landlord's review and reasonable approval. Tenant shall have the right to engage a general contractor and/or project manager, to be approved by Landlord, which approval shall not be unreasonably withheld or delayed, to supervise and coordinate the construction and installation of Tenant's improvements. Any contractor or project manager shall provide to Landlord proof of appropriate insurance and bonding to protect the interests of Landlord in The Premises.

4.06. Warranties. To the extent permitted by the terms thereof, all warranties relating to the installation of the roof, the HVAC system and any other Tenant improvements, which are permanently attached to the Premises, shall be issued in favor of both Landlord and Tenant.

4.07. Coordination. In order to minimize expense and to maximize efficiency, Landlord and Tenant agree to cooperate and coordinate with each other with regard to the improvements to be done by Landlord and Tenant on a contemporaneous basis.

4.08. Inspection. Landlord shall have the right from time to time to inspect the Premises upon twenty-four (24) hours notice, verbal or written, to Tenant.

Article V: Taxes

5.01. Reimbursement by Tenant. Tenant shall reimburse Landlord for all ad valorem taxes incurred by Landlord, as is more specifically provided in Section
7.04 herein.

5.02. Tenant's Property. Tenant shall be responsible for the payment of all taxes assessed against Tenant's trade fixtures, furniture, equipment and other personal property in or upon the Premises.

5.03. Appraisal Protests. Landlord shall provide to Tenant all notices of appraisal of the Premises from the various taxing authorities. Both Landlord and Tenant shall have the right to protest any such notice of appraisal, as provided by Texas law. Regardless of whether Landlord or Tenant should initiate a protest, Tenant shall be responsible for the costs of prosecuting a protest and shall reimburse Landlord for all costs incurred by Landlord in pursuit of a protest. In the event that Landlord wishes to file a protest, Landlord shall so advise Tenant. If Tenant disagrees with Landlord's intent to protest, Tenant shall so advise Landlord, in which case, if Landlord proceeds with a protest, the cost of the protest shall be at Landlord's sole expense.

5.04. Tax Abatements. In the event that Tenant, because of public policy, contractual agreement with any taxing jurisdiction, or law, is exempt from payment of taxes or any portion thereof, or is entitled to an abatement or reduction of taxes as a result thereof, and such exemption, abatement, or reduction results in an exemption, abatement, or reduction of taxes for the Premises, then to the full extent of such exemption, abatement or reduction, the amounts paid by Tenant for taxes shall be equally reduced. In the event the Premises qualifies for other enhancement benefits from any taxing jurisdiction, or any municipal, county, state or federal instrumentality, governmental or quasi-governmental agency, department or authority on account of Tenant's execution of this Lease, construction of improvements in the Premises, or additional jobs resulting from Tenant's operations in the Demised Premises, then such enhancement benefits shall inure to the sole benefit of Tenant, except to the extent of taxes assessed against the Premises, as provided hereinafter. Landlord shall cooperate with Tenant in Tenant's efforts to qualify for, and receive, any such tax exemptions, tax abatements, tax reductions and enhancement benefits. Notwithstanding any tax. concessions or benefits accruing to Tenant as a result of its use and occupancy of the Premises, Tenant shall reimburse Landlord for all taxes assessed against the Premises during the term of the Lease or any extensions thereof.

Article VI: Insurance

6.01. Tenant's Cost. Tenant shall pay the costs of all policies of insurance relating to Tenant and to the Premises, which are issued at the instance of Tenant. Furthermore, Tenant shall reimburse Landlord for all policies of insurance required to be maintained by Landlord hereunder, as is more specifically provided in Section 7.05 herein.

6.02. Landlord Casualty Coverage. During the term of the Lease and any extension thereof, Landlord shall maintain such policies of insurance covering loss of or damage to the Premises in an amount sufficient to cover one hundred percent 100 % of the reasonable replacement value of the Premises, including all improvements to the Premises made by Landlord and Tenant. The policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils which Landlord deems necessary and appropriate.

6.03. Tenant Casualty Coverage. During the term of the Lease and any extension thereof, Tenant shall maintain such policies of insurance covering loss of or damage to Tenant's fixtures, furniture, equipment and any other personal property within or upon the Premises to cover eighty percent (80 %) of the reasonable replacement value of same.

6.04. Liability Coverage. Throughout the term of the Lease and any extensions thereof, Tenant shall maintain a commercial general liability policy of insurance, at Tenant's expense, naming Landlord as an additional insured and insuring against liability arising out of the ownership, use, occupancy and maintenance of the Premises, with minimum amounts of coverage of (i) $2,000,000 for each occurrence, (ii) $5,000,000 general aggregate for each policy year,
(iii) $100,000 medical expense, and (iv) $5,000,000 general commercial liability umbrella. The policy/policies must contain language which prohibits cancellation or modification except upon thirty (30) days prior written notice to Landlord. Tenant shall deliver a copy of the policy/policies or certificates of insurance as to same prior to the commencement date of the Lease. The insurance coverage obtained by Tenant shall not limit Tenant's liability nor relieve Tenant of any obligations under this Lease and must be applicable to Tenant's indemnity hereinafter in Section 6.05.

6.05. Tenant's Indemnity. Tenant hereby indemnifies and holds Landlord harmless from any and all claims, causes of action, losses and damages, including defense costs by counsel of Landlord's choosing, arising during the term of the Lease and any extensions thereof out of (i) the acts and omissions of Tenant and Tenant's employees, agents, representatives, contractors and invitees, and (ii) Tenant's occupancy and use of the Premises. Tenant shall not be liable to Landlord for any intentional misconduct or negligent acts or omissions of Landlord of Landlord's employees, agents, representatives and invitees.

6.06. Landlord's Indemnity. Landlord hereby indemnifies and holds Tenant harmless from any and all claims, causes of action, losses and damages, including defense costs by counsel of Tenant's choosing, arising during the term of the Lease and any extensions thereof out of (i) the acts and omissions of Landlord and Landlord's employees, agents, representatives and invitees and (ii) the performance of Landlord's obligations under the Lease, except that Landlord shall not be liable to Tenant for any intentional misconduct or negligent acts or omissions of Tenant or Tenant's employees, agents, representatives and invitees.

6.07. Waiver of Subrogation. Each party to this Lease hereby waives each and every claim, which may arise in its favor against the other party during the term of this Lease or any extension thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of the Premises, which loss or damage is covered by and recoverable under valid fire and extended coverage insurance policies, or would be covered under the insurance policies required to be maintained. hereunder. Each party hereby agrees to provide notice of this mutual waiver of subrogation to each insurance company providing fire or extended coverage insurance to either party and to cause such policies to be properly endorsed to prevent the invalidation of coverage by reason of these mutual waivers.

Article VII: Management of Premises, Operating Costs and Utilities

7.01. Landlord's Manager. Landlord shall engage the services of a management company to serve as Landlord's managing agent to collect the Rent and any other monetary obligations, to pay all taxes assessed against the Premises, to inspect the Premises from time to time, to oversee and provide all repair and maintenance services to the exterior facilities of the Premises (which services shall be the responsibility of Landlord with a right of reimbursement as provided hereinafter), and to be available to act on behalf of Landlord with regard to Landlord's obligations hereunder, for which services Landlord shall incur a management fee to its managing agent in an amount not to exceed four percent (4%) of all sums collected from Tenant hereunder, not including any payments collected pursuant to any Tenant indemnity hereunder or any insurance proceeds, which fee shall be reimbursed to Landlord by Tenant as provided hereinafter. All costs incurred by Landlord with regard to the foregoing services shall be reimbursed to Landlord as provided hereinafter.

7.02. Tenant Maintenance. Except as otherwise provided herein, Tenant shall be responsible for the overall repair and maintenance of all aspects of the interior of the Building at Tenant's sole cost and expense. Tenant shall not be responsible for the initial improvements to the Premises by Landlord, as provided in Section 4.03 herein, for any matters relating to the structural integrity of the Building, or any capital replacement costs to the roof, the parking lot and the exterior utility lines servicing the Building, which items shall be performed by and paid for at the sole expense of Landlord.

7.03. Utilities. Except as otherwise provided in this Lease, Tenant shall be responsible for all utility services and pay directly to each utility provider all costs related to the installation, repair and cost of service, as well as any deposits required by each utility provider. Notwithstanding Tenant's responsibility for utilities, Tenant shall notify the Landlord as to all installation of, modifications and repairs to utility services and obtain the Landlord's approval of any such installations, modifications or repairs, for which Tenant is responsible, prior to same being done, which approval or consent shall not be unreasonably withheld. No prior notice shall be required for emergency repairs.

7.04. HVAC Replacement. In the event that during the term of the Lease, or any extension thereof, the HVAC system or any capital component of same shall fail, and it should become necessary to replace said system or component, Landlord shall arrange for all necessary replacement work and shall pay for the costs of any such replacement cost, and Tenant shall reimburse Landlord for a portion of the replacement cost of the HVAC system or any capital component of same, to be determined by multiplying the costs of replacement times a fraction, the numerator of which shall be the number of years remaining in the term of the Lease, and the denominator of which shall be the projected life of the replacement HVAC system. In the event that HVAC replacement costs are incurred prior to the end of the primary term of the Lease and Tenant should thereafter extend the term of the Lease, at the commencement of such extension term Tenant shall reimburse Landlord in an amount equal to the replacement cost multiplied by a fraction, the numerator of which is five (5) and the denominator of which shall be the number of years comprising the original projected life of the replacement HVAC system or capital component of same.

7.05. Reimbursement by Tenant. Commencing with the effective date of this Lease, Tenant shall reimburse Landlord for all taxes assessed against the Premises, all policies of insurance required to be maintained by Landlord hereunder, operating costs and management fees incurred by Landlord. Such reimbursement shall be accomplished by Tenant by making an estimated payment to Landlord on or before the first (1st) day of each month, in addition to the monthly Rent due for the month. The amount of the monthly estimate shall be equal to one-twelfth (1/12) of the projected costs to be, incurred by Landlord for taxes, insurance, operating costs and management fees for the calendar year (the "Costs"). In that regard, Landlord represents that the actual Costs for 1999 were $2.18 per square foot. The Costs shall not include legal fees incurred by Landlord, costs to remediate Hazardous Materials (as provided hereafter) which are Landlord's responsibility herein, and any other capital expenditure for which Landlord is solely responsible herein. At the beginning of each new calendar year, Landlord shall have the right to adjust the monthly estimate for the new year, based on Landlord's good faith estimate of the Costs to be incurred for the new year. At the end of each calendar year Landlord shall conduct a year-end reconciliation of the actual Costs incurred for the prior year (or partial year on a pro rata basis) and compare the actual Costs to the estimated monthly payments made by Tenant during the prior calendar year and deliver to Tenant a written report of the results of said reconciliation as soon as reasonably possible. To the extent that Landlord's actual annual Costs exceed the estimated payments made by Tenant for the prior calendar year, Tenant shall pay to Landlord, the amount underpaid within thirty (30) days of written notice from Landlord. To the extent that the actual Costs for the prior calendar year are less than the estimated payments made by Tenant, the overpayment shall be credited against Tenant's estimated monthly payments for the new calendar year. Tenant shall have the right to conduct an annual audit, at Tenant's expense, of Landlord's books and records relating to the calculation of Tenant's reimbursement obligations aforementioned.

Article VIII: Use of Premises

8.01. Permitted Use. Tenant shall be permitted to use the Premises for general office, light manufacturing, warehousing and distribution of various products (not including foodstuffs, cosmetics or chemical-related products), which do not generate undesirable or excessive noise, traffic, odors or other nuisances.

8.02. Compliance with Laws/Nuisance. Tenant shall use the Premises and conduct its business activities in full compliance with all laws, regulations and ordinances (federal, state and municipal), and not allow any nuisance to develop or exist as a result of Tenant's use of the Premises.

8.03. Alterations. Tenant shall be permitted to make reasonable alterations to the Premises at Tenant's sole expense to accommodate the needs and purposes of Tenant's business, as long as any such alterations do not impact the structural integrity of the Premises. Prior to making any alterations to the exterior of the Premises or to the electrical, mechanical or plumbing systems servicing the Premises, Tenant shall provide Landlord with notice of the proposed alterations, with plans and specifications when necessary and appropriate to inform Landlord fairly as to the proposed alterations, for review, approval and written consent by Landlord, which consent shall not be unreasonably withheld. No consent shall be required for non-structural, interior alterations which do not affect the systems hereinabove mentioned. Tenant hereby agrees to reimburse, indemnify and hold Landlord harmless from any and all damages, losses and claims, including defense costs by counsel of Landlord's own choosing, incurred by Landlord as a result of Tenant's alterations to the Premises in violation of the provisions of this Section 8.03.

8.04. No Liens. Tenant shall allow no liens of any kind to be imposed on the Premises as a result of the acts or omissions of Tenant or its employees, agents or contractors.

8.05. Signage. Tenant shall have the right to install its name and/or corporate logo on the facade of the Building and/or in the form of a monument sign located on the exterior grounds of the Premises, subject to Landlord's inspection in advance of installation and approval as to size and format, which approval shall not be unreasonably withheld. All costs related to the manufacture and installation of any sign or monument shall be at Tenant's expense. Upon the expiration or early termination of the Lease, Tenant shall remove all signs and monuments (unless Landlord elects to keep the base monument sign) and repair the facade of the Building and/or the grounds of the Premises to return the facade and/or the grounds to the condition which existed prior to installation.

8.06. Condition of Premises. Tenant shall use the Premises and conduct its business activities in a manner which keeps the Premises in good, clean condition and avoids damage to the Premises beyond ordinary wear and tear. At the expiration or early termination of the Lease, Tenant shall deliver the Premises in good, clean condition, except for ordinary wear and tear, and with any hazardous materials or other adverse environmental conditions arising out of Tenant's use and occupancy of the Premises abated in accordance with applicable law, ordinance or regulation.

Article IX: Assignment and Subletting

9.01. Proposal. In the event that Tenant should wish to assign this Lease or sublease all or a portion of the Premises during the term of the Lease or any extension thereof, Tenant shall submit a written proposal to Landlord outlining the identity of the proposed assignee or sublessee, the intended use of the Premises by the proposed assignee or sublessee, and the terms of the proposed assignment or sublease, as well as submitting current financial statements as to the proposed assignee or sublessee sufficient for Landlord to evaluate the financial strength of the proposed assignee or sublessee and the suitability of the proposed assignee or sublessee as a tenant for the Premises.

9.02. Landlord's Consent. Landlord shall respond in writing to Tenant's proposal for assignment or sublease within fifteen (15) days of receipt of Tenant's complete written proposal, consent not to be unreasonably withheld. Failure of the Landlord to respond in writing within fifteen (15) days shall be deemed approval of Tenant's proposed assignment or sublease. If Tenant's proposal is consented to by Landlord, a written Assignment of Lease or Sublease shall be executed by Tenant and by the proposed assignee or sublessee and consented to in writing by Landlord. With the execution of the Assignment of Lease or Sublease, Tenant shall reimburse Landlord for all reasonable attorney's fees and costs incurred with regard to the proposed assignment or sublease, not to exceed $2,500.00, unless litigation should ensue as a result of the proposed assignment or sublease.

9.03. Affiliates. It shall not be necessary for Tenant to obtain the approval or consent to assign or sublease the Premises to an affiliated entity, which shall mean any entity which (a) directly or indirectly controls Tenant, (b) is controlled by or is under common control with Tenant, (c) is a successor entity related to Tenant by merger, consolidation or reorganization, or (d) is a purchaser of all or substantially all of Tenant's assets and liabilities, and whose use of the Premises is not inconsistent with the requisites of this Lease.

9.04. Continuing Liability. In the event of an assignment or sublease, Tenant shall remain liable to Landlord on a primary, joint and several, basis for all obligations of the tenant of the Lease for the balance of the term of the Lease.

9.05. Sublease Rent. In the event that Landlord should consent to a sublease of all or a portion of the Premises, Tenant shall remain obligated for the full amount of the Rent herein, however, in the event that the terms of the sublease provide for a rental rate in excess of Tenant's rate of Rent herein, Tenant and Landlord shall share equally the increase of rental under the sublease. With regard to the payment of rent by any subtenant, Landlord shall have the right to direct whether the subtenant shall pay its rent directly to Landlord or to Tenant .

Article X: Default and Remedies

10.01. By Tenant. Each of the following events shall constitute an "Event of Default"

(a) Failure to pay Rent or any other monetary obligation within ten (10) days of written notice from Landlord of non-receipt of payment, except that Landlord shall not be obligated to give written notice of non-receipt of payment more than three (3) times in any calendar year; or

(b) Failure to perform any other obligation or covenant under the Lease and the continuation of that failure for a period of thirty (30) days after delivery of written notice from Landlord to Tenant to correct the failure to perform, provided that if such failure cannot be cured within such thirty (30) day period, Tenant shall have such additional time as necessary to cure such default if Tenant commences curative action within such thirty (30) day period and thereafter diligently pursues such cure to completion; or

(c) The commencement of voluntary bankruptcy proceedings by Tenant, or if Tenant should undertake to make a general assignment for the benefit of creditors; or

(d) The imposition of a lien on the Premises, caused by the acts or omissions of Tenant, its agents or employees, and which Tenant has not caused to be released or bonded around within thirty (30) days of written demand from Landlord.

10.02. Remedies Against Tenant. Upon the occurrence of an Event of Default by Tenant in Section 10.01 herein, Landlord shall have the right to exercise any one (1) or more of the following remedies:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Premises or Rent in arrears, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages, except for any claims caused by the gross negligence or willful misconduct of Landlord. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of the termination, whether through inability to re-let the Premises on satisfactory terms or otherwise.

(b) Enter upon and take possession of the Premises without terminating this Lease and without being liable for prosecution or for any claim for damages, except for any claims caused by the gross negligence or willful misconduct of Landlord, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof. Landlord may re-let the Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such re-letting. In determining the amount of the deficiency, the professional service fees, attorney's fees, court costs, remodeling expenses and other costs of re-letting shall be subtracted from the amount of rent received under the re-letting.

(c) Enter upon the Premises without terminating this Lease and without being liable for prosecution or for any claim for damages, except for any claims caused by the gross negligence or willful misconduct of Landlord, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise, except for any claims caused by the gross negligence or willful misconduct of Landlord.

(d) Accelerate and declare the Rent for the entire term of the Lease, and all other amounts due under this Lease, at once due and payable, such sums to be discounted to present value at the rate of eight percent (8%) per annum and reduced by the fair rental value of the Premises for the balance of the term of the Lease (also discounted to present value at the rate of eight percent [8 %] per annum), and proceed by attachment, suit or otherwise, to collect all amounts in the same manner as if all such amounts due; or to become due during the entire term of the Lease were payable in advance by the terms of this Lease, and neither the enforcement or collection by Landlord of such amounts nor the payment by Tenant of such amounts shall constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies which the Landlord may have with respect to any such breach.

(e) In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks to the Building in the event that there is an Event of Default for nonpayment of Rent. Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all Rent which is delinquent. Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout, except for any claims caused by the gross negligence or willful misconduct of Landlord.

(f) No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous Event of Default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure by Landlord to declare any Event of Default immediately upon its occurrence, or failure to enforce one or more of Landlord's remedies, or forbearance by Landlord to enforce one or more of Landlord's remedies upon an Event of Default shall not be deemed or construed to constitute a waiver of an Event of Default or waiver of any violation or breach of terms of this Lease. Pursuit of any one of the above remedies shall not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any re-letting as provided for above shall include the expense of repossession and any repairs or reasonable remodeling undertaken by Landlord following possession. If Landlord terminates this Lease at any time for any Event of Default, in addition to other Landlord's remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the Event of Default, including the cost of recovering the Premises and the Rent then remaining unpaid.

10.03. By Landlord. Landlord shall be in default of this Lease if Landlord should fail to perform any of Landlord's obligations and covenants under the Lease and such failure should continue for a period of thirty (30) days after delivery of written notice from Tenant to Landlord to correct Landlord's failure to perform, or for a period of forty-eight (48) hours in the event of an emergency. However, if Landlord's nonperformance reasonably requires more than thirty (30) days to cure, or more than forty-eight (48) hours in the event of an emergency, Landlord shall not be in default if curative action is commenced by Landlord within the thirty
(30) day period, or within forty-eight (48) hours in the event of an emergency, and is thereafter diligently pursued to completion.

10.04. Remedies Against Landlord. If Landlord should be in default of its obligations under the Lease, as provided in Section 10.03 herein, Tenant shall have the right, but not the obligation, to take all reasonable and necessary action to correct Landlord's default and to be reimbursed by Landlord for all actual and direct costs and expenses incurred by Tenant, not including any consequential damages. Tenant shall have no right of offset against its monetary obligations hereunder, except that Tenant shall have a right of offset as to its monetary obligations hereunder if Landlord should wrongfully withhold payment of the $442,000.00 contribution for Tenant improvements (Section 4.04).

10.05. Limitation of Landlord's Liability. Any damages recoverable by Tenant hereunder, as provided in Section 10.04, shall be recoverable only from the Landlord's monetary assets and Landlord's interest in the Premises, including all insurance proceeds and condemnation proceeds relating thereto, there being no liability as to the equity interest owners of Landlord.

Article XI: Casualty to Premises

11.01. Damage/Repair. In the event that the Building of the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Within thirty (30) days of receipt of Tenant's notice of fire or other casualty, Landlord shall notify Tenant as to the amount of time projected to restore the Premises to a reasonable state of usability. If it is projected that: the Premises cannot be so restored within one hundred twenty (120) days of the event of casualty, both Landlord and Tenant shall have the right to terminate the Lease effective on the date of casualty. In the event that the projected time for restoration is less than one hundred twenty (120) days from the event of casualty, Landlord shall proceed with the restoration of the Premises, and if such is not completed to a reasonable state of usability within one hundred twenty (120) days of the event of casualty, Tenant shall have the right to terminate the Lease effective on the date of casualty, which notice of termination must be in writing and delivered to Landlord within twenty (20) days of the one hundred twentieth (120th) day following the event of casualty, or such right to terminate is waived. Landlord shall not be required to rebuild, repair, or replace any part of the furniture, equipment, or other personal property or any trade fixtures and other improvements which may have been placed by Tenant within the Building or the Premises.

11.02. Reduction of Rent. If the Building is to be rebuilt or repaired, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy, based on the area affected and the period of time so affected. To the extent that Tenant has insured Tenant's personal property and improvements which are not to become the property of Landlord at the end of the Lease, the proceeds of said insurance shall go to Tenant.

Article XII: Eminent Domain

12.01. Total/Substantial Taking. If during the term of the Lease or any extension thereof, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of the term of the Lease, effective from the date of the taking.

12.02. Partial Taking. If more than twenty-five percent (25%) of the Premises is taken, either Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after such taking has occurred. If the Lease is not terminated by Landlord or Tenant within thirty (30) days after such taking has occurred, Landlord shall promptly, at Landlord's expense, restore and reconstruct the buildings and improvements (including leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) situated on the Premises in order to make the same reasonably tenantable and suitable for the use for which the Premises is leased as defined in Section 8.01.

12.03. Adjustment of Rent. In the event of a termination of the Lease, the monthly installments of Rent payable under this Lease during the unexpired portion of the term of the Lease shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease shall not affect the rights of the parties to such awards.

Article XIII: Environmental Matters

13.01. Tenant Compliance. Subject to the provisions set forth hereinafter in Sections 13.03 and 13.04, Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the Premises, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in section 13.06), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Tenant with respect to its use or occupancy of the Premises. Tenant agrees to take the Premises pursuant to this Lease subject to all recorded covenants, conditions and restrictions described in Section 16.10 and scheduled on Exhibit C: attached hereto.

13.02. Indemnity by Tenant. Tenant does hereby forever indemnify and hold Landlord harmless from any and all claims and causes of action, including defense costs with counsel of Landlord's own choosing, arising out of Tenant's breach of its covenants related to Hazardous Materials set forth in Sections
2.03 and 8.06 herein.

13.07. Survival. The representations and indemnities contained in this Article XIII shall survive the expiration or termination of this Lease.

Article XIV: Subordination, Attornment, Non-Disturbance and Estoppels

14.01. Subordination. Tenant agrees to subordinate its interest in this Lease' to any deed of trust, mortgage, ground lease or other security instrument that now or hereafter covers any portions of the Premises, provided that the secured lender thereunder agrees to provide a nondisturbance agreement as described in
Section 14.03 below.

14.02. Attornment. Tenant shall attorn to any successor to Landlord's interest as the owner of the Premises and landlord of this Lease, who recognizes this Lease and Tenant's rights hereunder, whether such succession is the result of a purchase, foreclosure, deed in lieu of foreclosure, power of sale, or otherwise, and upon such successor's request and Tenant's receipt of adequate documentation confirming the transition of Landlord's interest to any such successor, and the recognition of this Lease and Tenant's rights hereunder, Tenant shall execute such agreements or documents, as may be reasonably requested by the successor, confirming Tenant's attornment.

14.03. Non-Disturbance. Within sixty (60) days of the effective date of the Lease, Landlord shall provide to Tenant from any secured lender holding a deed of trust, mortgage or other security instrument, a non-disturbance agreement in recordable form as to allow Tenant to continue forward under this Lease without interruption or modification in the event that any such secured lender should succeed to Landlord's ownership interest in the Premises, which nondisturbance agreement shall specifically state that Tenant's rights hereunder shall be recognized, Tenant's possession shall not be disturbed, as long as Tenant has not committed an Event of Default hereunder, and that Tenant shall not be included as a party defendant with regard to any legal actions by the lender against Landlord. In the event that Landlord is not successful in obtaining the aforementioned recordable non-disturbance agreement within sixty (60) days of the effective date of the Lease, Landlord agrees to refinance any indebtedness secured by the Premises with a lender, which is willing to provide a recordable non-disturbance agreement, within two hundred forty (240) days of the effective date of the Lease.

14.04. Estoppel Certificates. Tenant shall at any time and from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other charges have been paid, and either stating that to the knowledge of Tenant no default exists hereunder or specifying each such default known to Tenant, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the Premises or any other prospective successor to Landlord. Likewise, upon ten (10) days prior written request by Tenant, Landlord shall provide to Tenant the same sort of statement certifying the matters aforementioned.

Article XV: Professional Services

15.01. Landlord Broker. Landlord hereby represents that Landlord has engaged only the firm of Columbine United Companies, Inc. (Edward W. Martin, President) ("Columbine") to function as the exclusive listing agent and the lease broker representative for Landlord, pursuant to the provisions of that certain Listing Agreement between Landlord and Columbine dated August 1, 2000, the provisions of which shall be binding upon and inure to the benefit of Landlord and Columbine and their respective successors and assigns.

15.02. Tenant Broker. Tenant hereby represents that Tenant has engaged only The Morse Company (Scott Morse) ("Morse") to function as the exclusive lease broker and representative for Tenant, pursuant to written agreement between Tenant and Morse.

15.03. Commissions. Landlord shall be paying a commission to Columbine as provided in the aforementioned agreement between Landlord and Columbine, there being no contractual obligation on the part of Landlord to pay any commission to Morse. Morse shall be paid by Columbine a share of Landlord's commission to Columbine, as may be agreed between Columbine and Morse.

15.04. Indemnity. Tenant hereby expressly indemnifies and holds Landlord and Columbine harmless from any claims for commissions, including defense costs by counsel of Landlord's and Columbine's choosing, which may be asserted by any other brokers claiming status as a legitimate representative of Tenant. Likewise, Landlord hereby expressly indemnifies and holds Tenant harmless from any claims for commissions, including defense costs by counsel of Tenant's choosing, which may be asserted by any other brokers claiming status as a legitimate representative of Landlord.

XVI: Miscellaneous

16.01. Force Majeure. Whenever a period of time is prescribed herein for action to be taken by Landlord or Tenant (except for Tenant's obligation to pay Rent and either party's other monetary obligations due hereunder), then neither Landlord nor Tenant shall be responsible or accountable for any delays caused by riots, strikes, acts of war, acts of God and intervening governmental laws and regulations or any other kind of intervening circumstances which are beyond the control of Landlord and/or Tenant. In the event that a casualty should occur to the Premises requiring repair/restoration of the Premises, as provided in
Article XI herein, an intervening force majeure event shall not toll the running of the time permitted to repair or restore the Premises more than sixty (60) days.

16.02. Severability. A determination by a court of competent jurisdiction that any provision of this Lease is not valid or enforceable shall not cancel or invalidate the remaining provisions of the Lease, which shall remain in full force and effect.

16.03. Attorney's Fees. In the event that a dispute or controversy should develop between Landlord and Tenant as to any matters relating to this Lease, and if said disagreement should result in litigation, the prevailing party shall be entitled to recover from the other party its reasonable and necessary attorney's fees, expenses and costs, including any such expenditures which may be incurred in advance of the commencement of litigation.

16.04. Notices. All notices required by this Lease or which may be sent by Landlord or Tenant to the other with regard to any matters under this Lease, shall be sent to Landlord and Tenant at the addresses and to the persons set forth below. Any such notices shall be effective if delivered by certified mail (return receipt requested), hand-delivery or recognized private overnight courier providing evidence of delivery. The address and person(s) to receive any such notices may be changed by prior written notice from either Landlord or Tenant to the other.

Landlord:

Edward W. Martin, Jr., President
Columbine United Companies, Inc.
6757 Arapaho Road, Suite 711, LB 386
Dallas, Texas 75248

with copy to:

Devcor Equities, Inc.
100 Alexis Nihon Boulevard, Suite 290
St. Laurent, Quebec
Canada H4M 2N7
Attention:  J.P. Di Blasio

Tenant:

1303 Arapaho
Richardson, Texas 76081
Attention: Tyler Dawson
Vice President Operations

16.05. Time of the Essence. As to all provisions in this Lease for which a period of time is stated, it is agreed that time is of the essence, and Landlord and Tenant are obligated to perform any such provisions in the prescribed time.

16.06. Authority to Bind. The individual signatories to this Lease on behalf of Landlord and Tenant hereby expressly represent and warrant that they have the authority to act for and execute this Lease for the party for which they signed and to bind said party to the provisions herein.

16.07. Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

16.08. Interpretation. The provisions of this Lease shall be interpreted and enforced pursuant to the applicable laws of the state of Texas.

16.09. Landlord's Representations, Warranties and Covenants. Landlord represents and warrants that:

(a) Landlord has full right and lawful authority to enter into and perform the Landlord's obligations under this Lease for the full term hereof and has good and marketable title to the

Premises in fee simple, free and clear of all contracts, leases, tenancies, agreements, easements, restrictions upon use or occupancy or other restrictions, violations, mortgages and other liens, encumbrances or exceptions to title of any nature whatsoever affecting the Premises or the easements, rights and privileges herein granted to Tenant with respect to the Premises, except for the matters specifically set forth on Exhibit C hereto;

(b) the Premises is zoned in conformity with applicable laws in a manner permitting the use of the facilities constructed thereon for the Permitted Uses;

(c) the operation of said facilities in accordance with the provisions of this Lease will not violate any presently existing laws, ordinances, orders, rules or regulations of any governmental authority, agency or instrumentality having jurisdiction over any part of the Premises;

(d) all access roads within the Premises shown on Exhibit B hereto as leading to public streets afford legal access to the public right-of-way of such streets.

Landlord also warrants and covenants that:

(e) this Lease is not and shall not be subject or subordinate to any mortgage not listed on Exhibit C hereto except for such subordination as may be accomplished in accordance with the provisions of Article XIV of this Lease captioned "Subordination, Attornment, Non-Disturbance and Estoppels"; and

(f) a memorandum of this Lease shall be recorded ahead of any mortgage not listed on Exhibit C hereto which affects the Premises or any part thereof.

Landlord further covenants that if Tenant discharges the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, the quiet and undisturbed possession of the Premises and all easements and appurtenances appertaining thereto.

16.10. Exhibits. There are three (3) exhibits to this Lease. Exhibit A is a legal description of the Premises. Exhibit B is a Site Plan of the Premises. Exhibit C includes certain representations, warranties and covenants of Landlord.

16.11. Complete Agreement. This instrument represents the complete agreement of lease between Landlord and Tenant and shall not be amended, supplemented or otherwise modified except by further written agreement of the parties. Neither party has been influenced to enter into this Lease in reliance upon any statements or representations, oral or written, by either Landlord or Tenant or by any other person or entity, not otherwise expressly set forth herein.

EXECUTED to be effective the date set forth on the first page of this Lease:

LANDLORD:

EAST COLLINS, L.P., a Texas Limited
Partnership

BY:   Devcor Equities, Inc., a Texas
      Corporation and General Partner

      By:    /s/ J.P. DiBlasio
          ---------------------------

      Its:   Executive Vice President
          ---------------------------


TENANT:

CHORUM TECHNOLOGIES, INC.,
a Delaware Corporation

By:    /s/ Tyler Dawson
    ---------------------------------

Its:    Vice President of Operations
    ---------------------------------

EXHIBIT A

BEING all that tract of land in the City of Richardson, DALLAS County, Texas, a part of the JESSE N. EVERETT SURVEY, ABSTRACT NO. 440, and being Lot 1, Block F, CENTRAL PARK, as Addition to the City of Richardson as recorded in Volume 83118, Page 1449, DALLAS County Map Records, and being all that tract of land conveyed to Confederation Life Insurance Company as recorded in Volume 91027 Page 3055, DALLAS County Deed Records, an being further described as follows:

BEGINNING at a 1/2 inch iron rod found at the southwest corner of said Lot 1, said point being the intersection of the north line of Collins Boulevard (a 100 foot wide right of way) with the east line of International Parkway (a 60 foot wide right of way);

THENCE along the east line: of International Parkway and along the west line of said Lot 1 as follows:

North 00 degrees 38 minutes 41 seconds East, 50.00 feet to a "X" in a concrete driveway found for corner;

Northeasterly, 252.28 feet along a curve to the right which has a central eagle of 45 degrees 10 minutes 13 seconds, a radius of 320.00 feet, a tangent of
133.11 feet, and whose chord bears North 23 degrees 13 minutes 48 seconds East,
245.80 feet to a "X" in a concrete driveway found for corner;

Northeasterly, 285.41 feet along a curve to the left which has a central angle of 04 degrees 13 minutes 12 seconds, a radius of 3875.00 feet a tangent of
142.77 feet, and whose chord bears North 43 degrees 42 minutes 21 seconds East,
285.35 feet to a "V" is a concrete headwall found at the northwest corner of said Lot l;

THENCE South 55 degrees 16 minutes 42 seconds East, 856.02 feet along the north line of said Lot 1 to a 1/2 inch iron rod found in a corner clip at the intersection of the north line of said Collies Boulevard with the west line of Glenville Drive (an 80 foot wide right of way);

THENCE South 45 degrees 31 minutes 45 seconds West, 8.19 feet along said corner clip to a "X" in a concrete sidewalk found for corner in the north line of said Collins Boulevard;

THENCE North 89 degrees 21 minutes 19 seconds West, 992.48 feet along the north line of said Collies Boulevard and along the south line of said Lot 1 to the POINT OF BEGINNING and CONTAINING 267,378 square feet or 6.138 acres of land, more or less.

EXHIBIT C

TITLE EXCEPTIONS

1. Deed of Trust executed by EAST COLLINS, L.P., a Texas limited partnership to TIMOTHY R. BROWN, Trustee(s), securing CONFEDERATION LIFE INSURANCE COMPANY in the payment of one note in the principal sum of $1,781,750.00, and other indebtedness and performance as therein provided, which Deed of Trust is dated March 1, 1994, filed of record on March 3, 1994, and recorded in Volume 94041, Page 04443, Deed of Trust Records, DALLAS County, Texas; additionally secured by vendor's lien retained in Deed by CONFEDERATION LIFE INSURANCE COMPANY, recorded in Volume 94041, Page 04434, Deed Records, DALLAS County, Texas.

2. 5 foot utility easement along the South, West and Northwest sides, per Plats recorded in Volume 73245, Page 1642, and Volume 83118, Page 1449, Map Records, DALLAS County, Texas.

And also as shown on survey by DAN H. RAMSEY, Registered Professional Land Surveyor, #4172, dated November, 1993.

3. 55 foot Drainage easement along the Northeast side, per Plats recorded in Volume 73245, Page 1642, and Volume 83118, Page 1449, Map Records, DALLAS County, Texas.

And also as shown on survey by DAN H. RAMSEY, Registered Professional Land Surveyor, #4172, dated November 1993.

4. 24 foot Firm Lane easement along part of South side, per Plat recorded in Volume 83118, Page 1449, Map Records, DALLAS County, Texas.

And also as shown on survey by DAN H. RAMSEY, Registered Professional Land Surveyor, #4172, dated November, 1993.

5. Telephone line easement as granted to SOUTHWESTERN BELL TELEPHONE COMPANY, dated November 9, 1981, filed December 9, 1981, recorded in Volume 81239, Page 1933, Deed Records, DALLAS County, Texas.

And across the most eastern corner, as shown on survey by DAN H. RAMSEY, Registered Professional Land Surveyor, #4172, dated November 1993.

6. Easement created in instrument executed by TRINITY PROPERTIES, LTD. To TEXAS POWER & LIGHT COMPANY for 10 foot easement for electric service, dated August, 1983, filed September 20, 1983, recorded in Volume 83185, Page 2991, Deed Records, DALLAS County, Texas.

7. Easement created in instrument executed by TRINITY PROPERTIES, LTD. To PARK PACIFIC, LTD. For 20 foot drainage and utility easement, dated August 17, 1984, filed

September 21, 1984, recorded in Volume 84187, Page 2639, Deed Records, DALLAS County, Texas.

Shown as 20 foot Easement in east portion, as shown on survey by DAN H. RAMSEY, Registered Professional Land Surveyor, #4172, dated November, 1993.

8. The Floodway/Drainage Easement requirements by the City of Richardson, in its approval of the Plat recorded in Volume 83118, Page 1449, Map Records, DALLAS County, Texas, that requires the property owner to maintain the creek, creeks, or drainage channel as an open channel and reserving the right of ingress and egress for purposes of inspection, supervision of maintenance and to alleviate any undesirable conditions.

9. The following matters as shown on survey by DAN. H. RAMSEY, Registered Professional Land Surveyor, #4172, dated November, 1993:

a.  Sidewalk encroachment across southwest and Southeast corners;

b. Common concrete flume along Northeast side, together with laterals across property;

c. Large box culvert and guard rail protrusion onto property to the North in East portion;

d. Large box culvert and guard rail protrusion into Collins Boulevard in East portion.


Landlord represents and warrants with respect to the above described title exceptions that (i) nothing contained in any of said exceptions prohibits or restricts Landlord from performing any or all of its obligations under this Lease during the full term thereof, (ii) none of said exceptions adversely affects or interferes with Tenant's enjoyment of the Premises or the exclusive and non-exclusive easements, rights and privileges granted to Tenant by this Lease, and (iii) there are no easements under, above or through the Building.

After recording, return to:

Stewart Wayne, Esq.
Gardere & Wynne, L.L.P.
1601 Elm Street, Suite 3000
Dallas, Texas 75201


1089 East Collins
Richardson, Texas

MEMORANDUM OF LEASE

MEMORANDUM OF LEASE, dated as of October 10, 2000, between East Collins, L.P., a Texas limited partnership, having an address: c/o Devcor Equities, Inc., 100 Alexis Nihon Blvd., Suite 290, St. Laurent, Quebec, Canada H4M 2N7, Attention:
J. P. Di Blasio ("Landlord"), and Chorum Technologies, Inc., a Delaware corporation, having a mailing address of 1303 Arapaho, Richardson, Texas 76081
Attention: Tyler Dawson, Vice President-Operations ("Tenant").


WITNESSETH:

For and in consideration of the sum of Ten Dollars and other valuable consideration paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged:

1. Landlord by lease bearing even date herewith (the "Lease"), has demised and leased to Tenant and Tenant has leased from Landlord, and Landlord hereby demises and leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions set forth in the Lease certain premises (the "Premises") consisting of the parcel of land (the "Land") described in Exhibit "A" attached hereto and that certain building of approximately 64,155 square feet and all other improvements located on the Land, and Landlord hereby grants to Tenant for the hereinafter stated lease term any and all easements, rights, privileges and appurtenances belonging or appertaining to the Premises.

TO HAVE AND TO HOLD the same, as provided in Section 1.05 of the Lease, for a term commencing on the effective date of the Lease and expiring on a date seven
(7) years from the first day of the first month immediately following the Rental Commencement Date, as defined in Section 1.06 of the Lease; provided, however, that if such Rental Commencement Date is the first day of a month, the term of the Lease shall continue thereafter to and including the date which is seven (7) years from the Rental Commencement Date. In that regard, Section 1.06 of the Lease provides that the Rental Commencement Date shall be the earliest of (a) January 1, 2001, (b) ninety (90) days after the effective date of the Lease, or
(c) thirty (30) days after (i) the Phase I assessment, required by Section 13.05 of the Lease, is completed reflecting no environmental deficiencies requiring remediation, or (ii) the satisfactory completion of remediation work arising from the Phase I assessment.

2. Landlord by the Lease has granted, and Landlord hereby grants to Tenant, one
(1) successive option to extend such lease term, for a separate additional period of five (5) years, from the date upon which such term would otherwise expire, such option to be exercised by Tenant's notifying Landlord of such exercise in the manner specified in the Lease at least one hundred eighty (180) days before the beginning of the additional period for which such term is to be so extended and each such extension to be upon and subject to the terms, covenants and conditions stated in the Lease.

The parties hereto by reference incorporate herein all the terms, covenants, and conditions contained in the Lease and agree to observe, conform to and comply with such terms, covenants and conditions on the part of each to be observed and performed. For a complete statement of the rights, privileges and obligations created under and by said instrument and of the terms, covenants and conditions contained therein, reference is hereby made to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed and sealed as of the day and year first above written.


LANDLORD:

EAST COLLINS, L.P.,
a Texas limited partnership

By:   Devcor Equities, Inc.,
      A Texas corporation
Its:  General Partner


      By:    /s/ J.P. DiBlasio
         -----------------------------

      Its:    Executive Vice President
         -----------------------------


TENANT:

CHORUM TECHNOLOGIES, INC.,
a Delaware Corporation

By:    /s/ Tyler Dawson
    ----------------------------------

Its:    Vice President of Operations
    ----------------------------------

STATE OF       )
               )SS:
COUNTY OF      )


On this the 10th day of October, 2000, before me a Notary Public, duly authorized in and for the said County and in the State aforesaid to take acknowledgments, personally appeared J.P. Di Blasio, to me known and known to me to be President of Devcor Equities, Inc., a Texas corporation, as general partner of East Collins, L. P., a Texas limited partnership, and acknowledged that as such officer, being authorized so to do, he executed the fo regoing instrument on behalf of said corporation and limited partnership as his free and voluntary act, and as the free and voluntary act of said corporation and limited partnership, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


My Commission Expires:


_______________________________           __________________________________

STATE OF       )
               )SS:
COUNTY OF      )



On this the 6th day of September, 2000, before me a Notary Public, duly authorized in and for the said County and in the State aforesaid to take acknowledgments, personally appeared Tyler Dawson, to me known and known to me to be V.P. Operations of Chorum Technologies, Inc., a Delaware and acknowledged that as such officer, being authorized so to do, he executed the foregoing instrument on behalf of said corporation as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


My Commission Expires:


______________________________            _________________________________